Exhibit 23

                        Consent of KPMG Peat Marwick LLP









The Board of Directors and Stockholders
Horizon Financial Services Corporation:

         We consent to incorporation by reference in the Registration Statements (No. 33-87030 and 33-94324) on Form S-8 of Horizon Financial Services Corporation of our report dated July 29, 1998, relating to the consolidated balance sheets of Horizon Financial Services Corporation and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year ended June 30, 1998, which report appears in the June 30, 1998 annual report on Form 10-KSB of Horizon Financial Services Corporation and subsidiaries.



                                                        /s/KPMG Peat Marwick LLP
                                                        ------------------------
                                                           KPMG Peat Marwick LLP





Des Moines, Iowa
September 25, 1998